CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2012

REDWOOD MORTGAGE CORP.
and Subsidiaries

900 Veterans Blvd, Suite 500
Redwood City, CA 94063
Phone 650-365-5341                                           Fax 650-364-3978

REDWOOD MORTGAGE CORP.
and Subsidiaries
CONSOLIDATED BALANCE SHEET
September 30, 2012

         CONTENTS

Page No.

Independent Auditors’ Report                                                                                                                                                                                                                                  1

Consolidated Balance Sheet                                                                                                                                                                                                                                      2

Notes to the Consolidated Balance Sheet                                                                                                                                                                                                           3 - 15

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Redwood Mortgage Corp.
Redwood City, California

We have audited the consolidated balance sheet of Redwood Mortgage Corp. and Subsidiaries (the “Company”) as of September 30, 2012. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. and Subsidiaries as of September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ ARMANINO McKENNA LLP

December 13, 2012
San Ramon, California

REDWOOD MORTGAGE CORP.
and Subsidiaries
CONSOLIDATED BALANCE SHEET
September 30, 2012

ASSETS

Cash and cash equivalents	$1,727,241
Receivables, due from affiliates/related parties
Mortgage servicing fees	531,074
Other	302,423
Prepaid expenses	79,360
Loans, net of discount of $10,100	740,000
Real estate owned (REO) held as investment, net	3,109,447
Advances, RMI IX, syndication costs	1,657,761
Brokerage-related rights, loan originations, net	7,367,832
Investments in affiliates	166,556
Fixed assets, net	42,880
Total assets	$15,724,574

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Accounts payable	$366,835
Accrued compensated absences	219,901
Accrued liabilities, other	232,307
Due to related parties	92,927
Mortgage notes payable	1,618,782
Loans (formation) from affiliates, net	7,358,561
Deferred income taxes	1,933,000
Total liabilities	11,822,313

Stockholders’ equity
Common stock: 100,000 shares authorized,
1,000 shares issued and outstanding at stated value	4,000
Additional paid-in capital	550,152
Retained earnings	3,348,109
Total stockholders’ equity	3,902,261

Total liabilities and stockholders’ equity	$15,724,574

The accompanying notes are an integral part of the consolidated balance sheet

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (“RMC”) and its wholly-owned subsidiaries Gymno LLC (“Gymno”) and Weeks LLC (“Weeks”) are owned by Michael R. Burwell (“Burwell”), the D. Russell Burwell and Carol E. Burwell 1994 Irrevocable Trust (the “Trust”) and a related Burwell family trust.

RMC, Gymno and Burwell are the general partners in Redwood Mortgage Investors VIII (“RMI VIII”). RMC and Gymno are the managing members of a Delaware limited liability company, Redwood Mortgage Investors IX, LLC (“RMI IX”). Gymno and Burwell are the general partners of four other affiliated limited partnerships – Redwood Mortgage Investors IV, V, VI and VII (“RMI IV, V, VI and VII”).

The rights, duties and powers of the general and limited partners of the partnerships are governed by the limited partnership agreement and Sections 15900 et seq. of the California Corporations Code, and the rights, duties and powers of the members and managers of RMI IX are governed by the operating agreement and Sections 17000 et seq. of the California Corporations Code.

RMC, Burwell and Gymno, as the general partners, were each entitled to one-third of one percent of the profits and losses of RMI VIII. Beginning with calendar year 2010, and continuing until January 1, 2020, RMC and Gymno each assigned to Burwell, its one-third of one percent of the profits and losses in RMI VIII, in exchange for Burwell assuming the general partners’ equity deficit in RMI VIII. Gymno, as general partner of RMI IV, V, VI and VII, is entitled to two-thirds of one percent of the profits and losses of each. RMC and Gymno, as the managing members of RMI IX, are each entitled to one-half of one percent of the profits and losses.

RMC, as a real estate broker licensed with the State of California, arranges and services loans with various maturities for RMI VIII, the four other affiliated limited partnerships and RMI IX, all of which were organized to engage in business as mortgage lenders for the primary purpose of making loans secured by deeds of trust on California real estate. From time to time RMC, from its own account, may fund loans and later assign them to affiliates.  As of September 30, 2012, RMC was servicing a loan portfolio of approximately $92,319,000 and total assets of $281,004,000 (which includes real estate owned (REO) of $186,225,000) primarily for the affiliated limited partnerships and RMI IX.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated balance sheet includes the accounts of RMC, Gymno and Weeks at and for the fiscal year ended September 30, 2012. All significant intercompany transactions and balances have been eliminated in consolidation. RMC and its subsidiaries (collectively the “Company”) operate on a fiscal year ending September 30.

RMC maintains "trust accounts" to service mortgage investments made principally by the aforementioned five limited partnerships and RMI IX. The accompanying consolidated balance sheet does not include the activities of the trust cash accounts maintained by RMC.

The accompanying consolidated balance sheet was prepared in conformity with accounting principles generally accepted in the United States of America.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans, (which itself requires determining the fair value of the collateral), the valuation of real estate held as investment, at acquisition and subsequently, and the valuation of brokerage-related rights. Actual results could differ significantly from these estimates.

Collateral fair values are reviewed quarterly and the protective equity for each loan is computed. As used herein, “protective equity” is the arithmetic difference between the fair value of the collateral, net of any senior liens, and the loan balance, where “loan balance” is the sum of the unpaid principal, advances and the recorded interest thereon.

The fair value of the collateral is determined by exercise of judgment based on management’s experience informed by appraisals (by licensed appraisers), brokers’ opinion of values, and publicly available information on in-market transactions. Historically, it has been rare for determinations of fair value to be made without substantial reference to current market transactions. However, in recent years, due to the low levels of real estate transactions, and the rising number of transactions that are distressed (i.e., that are executed by an unwilling seller – often compelled by lenders or other claimants – and/or executed without broad exposure or with market exposure but with few, if any, resulting offers), more interpretation, judgment and interpolation/extrapolation within and across property types is required.

Appraisals of commercial real property generally present three approaches to estimating value: 1) market comparables or sales approach; 2) cost to replace and 3) capitalized cash flows or investment approach. These approaches may or may not result in a common, single value. The market-comparables approach may yield several different values depending on certain basic assumptions, such as, determining highest and best use (which may or may not be the current use); determining the condition (e.g. as-is, when-completed, or for land when-entitled); and determining the unit of value (e.g. as a series of individual unit sales or as a bulk disposition).

Management is acquainted with market participants – investors, developers, brokers, lenders – that are useful, relevant secondary sources of data and information regarding valuation and valuation variability. These secondary sources may have familiarity with and perspectives on pending transactions, successful strategies to optimize value, and the history and details of specific properties - on and off the market – that enhance the process and analysis that is particularly and principally germane to establishing value in distressed markets and/or property types (such as land held for development and for units in a condominium conversion). Multiple inputs from different sources often collectively provide the best evidence of fair value. In these cases expected cash flows would be considered alongside other relevant information.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less. Periodically, the Company maintains cash balances at financial institutions in excess of federally insured limits.

Loans, advances and interest income

Loans and advances generally are stated at the unpaid principal balance (principal). Management has discretion to pay amounts (advances) to third parties on behalf of borrowers to protect RMC’s interest in the loan. Advances include, but are not limited to, the payment of interest and principal on a senior lien to prevent foreclosure by the senior lien holder, property taxes, insurance premiums, and attorney fees. Advances generally are stated at the unpaid balance and accrue interest until repaid by the borrower.

RMC may on occasion fund a specific loan origination net of an interest reserve to insure timely interest payments at the inception (typically for one to two years) of the loan. As monthly interest payments become due, RMC funds the payments into the affiliated trust account.

If, based upon current information and events, it is probable RMC will be unable to collect all amounts due according to the contractual terms of the loan agreement; a loan may be designated as impaired. Impaired loans are included in management’s periodic analysis of recoverability. Any subsequent payments on impaired loans are applied to late fees and then to reduce first the accrued interest, then advances, and then unpaid principal balances.

RMC may negotiate and enter into contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments which can delay and/or alter the loan’s cash flow and delinquency status.

Interest is accrued daily based on the principal of the loans. An impaired loan continues to accrue as long as the loan is in the process of collection and is considered to be well-secured. Loans are placed on non-accrual status at the earlier of management’s determination that the primary source of repayment will come from the foreclosure and subsequent sale of the collateral securing the loan (which usually occurs when a notice of sale is filed) or when the loan is no longer considered well-secured. When a loan is placed on non-accrual status, the accrual of interest is discontinued; however, previously recorded interest is not reversed. A loan may return to accrual status when all delinquent interest and principal payments become current in accordance with the terms of the loan agreement.

Allowance for loan losses

Loans and the related accrued interest and advances are analyzed on a periodic basis for ultimate recoverability.  Delinquencies are determined based upon contractual terms. For impaired loans, a provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, such that the net carrying amount (unpaid principal balance, plus advances, plus accrued interest less the specific allowance) is reduced to the present value of future cash flows discounted at the loan’s effective interest rate, or, if a loan is collateral dependent, to the estimated fair value of the related collateral net of any senior loans, which would include costs to sell in arriving at net realizable value if planned disposition of the asset securing a loan is by way of sale.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Real estate owned (REO) held as investment

REO held as investment includes real estate acquired through purchase or foreclosure not being marketed for sale and is either being operated, such as rental properties; is being managed through the development process, including obtaining appropriate and necessary entitlements, permits and construction; or are idle properties awaiting more favorable market conditions. REO held as investment is recorded at acquisition at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property’s estimated fair value, less estimated costs to sell, as applicable. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

REO held as investment that is being operated is depreciated on a straight-line basis over the estimated useful life of the property once the asset is placed in service.

Brokerage-related rights, loan originations, net / formation loans

RMC recognized as an asset, (“brokerage-related rights, loan originations, net”) the right to act as the broker in originating mortgage loans for RMI VIII, the four other affiliated limited partnerships and RMI IX. Such rights result in brokerage commissions to RMC when the loan is funded. The initial and deferred cost of these rights is based on the payments for commissions and fees made to broker-dealers on behalf of RMI VIII, the four other affiliated limited partnerships or RMI IX for investments therein. The brokerage-related rights are being amortized over the anticipated 25-year period brokerage commissions and fees are expected to be earned. The brokerage-related rights for RMI IV, V, and VI are fully amortized. RMI IX’s offering is ongoing and it may continue up to December 4, 2015.

RMC financed the payments of commissions to broker-dealers for investments received during the offering period by borrowing (“the formation loans”) from RMI VIII, the four other affiliated limited partnerships, and RMI IX. The formation loans are non-interest bearing and are repaid equally over an approximate ten-year period commencing the year after the close of an offering. Interest has been imputed at the market rate of interest in effect in the years the offerings closed.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the debt on the related formation loan is forgiven, and would be an offset to any impairment resulting to the asset recognized for brokerage-related rights.

RMC evaluates the fair value of these rights to determine if the brokerage-related rights have been impaired. Fair value is determined based on the estimated brokerage fee net cash flows to be received by RMC over the expected 25 year life of each partnership offering's underlying loan portfolio. It is RMC's experience the underlying loan portfolios increase when partner/member capital is raised and accumulated for the first seven years after receipt of partners’/members’ capital, and then will begin to decline gradually over the subsequent 18 years. If the carrying value of the brokerage-related rights, net of any expected offset resulting from a reduction in the debt on the formation loans, exceeds their estimated fair value, an allowance for impairment of value is recognized.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fixed assets

Fixed assets generally are stated at cost. Depreciation and amortization are computed primarily using straight-line and accelerated methods over estimated useful lives ranging from 3 to 39 years. RMC reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. Impairment is recognized if the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value. When an impairment loss is to be recognized, the asset's carrying value is reduced to its estimated fair value.

Income taxes

The Company files its income tax returns on a consolidated basis. Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

The Company evaluated its current tax positions and has concluded that as of September 30, 2012, the Company does not have any significant uncertain tax positions for which a reserve would be necessary.

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

Brokerage-related rights, loan originations, net/formation loans

Brokerage-related rights are summarized in the following table at September 30, 2012.

	Brokerage-
	Related	Accumulated		Years
Partnership/LLC	Rights	Amortization	Net	Remaining
RMI VII	914,413	(894,241)	20,172	2
RMI VIII	17,634,435	(11,047,861)	6,586,574	22
RMI IX	858,192	(97,106)	761,086	25
Total	$19,407,040	$(12,039,208)	$7,367,832

Additions to the brokerage-related rights (RMI IX only), net of discount, were $209,410 for the year ended September 30, 2012.

Amortization expense charged to operations was $945,508 for the year ended September 30, 2012.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Brokerage-related rights, loan originations, net/formation loans (continued)

Estimated amortization expense for each of the next five years and thereafter is presented in the following table.

Year ending September 30,
2013	$881,120
2014	754,585
2015	672,663
2016	594,081
2017	531,986
Thereafter	3,933,397
$7,367,832

RMC has determined no allowance for impairment was required against its brokerage-related rights.

The formation loans are non-interest bearing and are being repaid equally over an approximate ten-year period commencing the year after the close of a partnership offering. Interest has been imputed at the market rate of interest in effect during the offering.  The effective interest rates range between 3.25% and 7.752%.

The formation loans are due as summarized in the following table, as of September 30, 2012.

Year ending September 30,	RMI VIII (1)	RMI IX (1)	Total
2013	$1,898,136	$74,121	$1,972,257
2014	1,674,153	74,121	1,748,274
2015	1,322,500	74,121	1,396,621
2016	1,162,799	74,121	1,236,920
2017	756,400	74,121	830,521
Thereafter	813,023	573,988	1,387,011
Total borrowings	7,627,011	944,593	8,571,604
Less discount on imputed interest	(1,082,541)	(130,502)	(1,213,043)
Total loans (formation), net of discount	$6,544,470	$814,091	$7,358,561

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the debt on the related formation loan is forgiven, and would be an offset to any impairment resulting to the asset recognized for brokerage-related rights.

RMC at its sole discretion may make earlier than required payments on the loans, and any such prepayments are applied against the earliest payment due.  All prepayments are reflected in the table above.

(1)  The amounts are based upon the loan balance at December 31, 2011 and September 30, 2012.

The following commissions and fees are paid by borrowers to RMC.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Brokerage commissions, loan originations

RMC earns brokerage commissions in connection with the review, selection, evaluation, negotiation and extension of mortgage loans for the affiliated partnerships and RMI IX, in an amount not to exceed four percent of the total partnership or RMI IX assets per year. The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships or RMI IX. During 2012, RMC received approximately $245,000 of loan commissions.

Other fees

The agreements for the limited partnerships and RMI IX provide for other fees such as loan processing, escrow, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to RMC.

The following fees are paid by affiliates to RMC.

Mortgage servicing fees

RMC earns loan servicing fees of up to 1.5% annually of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located from RMI VIII and the four other affiliated partnerships. Historically, RMC charged one percent annually, and at times waived additional amounts to improve the partnership’s earnings. Such fee waivers were not made for the purpose of providing the partnerships or RMI IX with sufficient funds to satisfy withdrawal requests, nor were such waivers made in order to meet any required level of distributions, as the partnerships and RMI IX have no such required level of distributions. RMC does not use any specific criteria in determining the amount of fees, if any, to be waived. The decision to waive fees and the amount, if any, to be waived, is made by RMC in its sole discretion. Accrued mortgage servicing fees as of September 30, 2012 are approximately $531,100 on impaired loans, payable when the loan is paid or at foreclosure.

RMC earns loan servicing fees of up to 0.25% annually from RMI IX of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.

Loan administrative fees

RMC earns a loan administrative fee in an amount up to one percent of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of potential loans. Loan administrative fees are payable by RMI IX upon the closing of each loan.

Asset management fees

RMC as a general partner or a managing member earns monthly asset management fees for managing RMI VIII and RMI IX’s loan portfolios and operations. RMC earned approximately $436,000 of asset management fees during 2012. Gymno earned asset management fees of approximately $251,000 as a general partner of RMI IV, V, VI, VII VIII and IX.

RMC and Gymno waived approximately $91,000 in asset management fees for RMI IX during 2012. Such fee waivers were not made for the purpose of providing RMI IX with sufficient funds to satisfy withdrawal requests, nor were such waivers made in order to meet any required level of distributions, as RMI IX has no such required level of distributions. The managers do not use any specific criteria in determining the amount of fees, if any, to be waived. The decision to waive fees and the amount, if any, to be waived, is made by the managers in their sole discretion.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Interests in profit and losses

RMC and/or Gymno, as a general partner or manager of RMI IV, V, VI, VII, VIII and RMI IX, are allocated a portion of the 1% allocation of profit and losses per the operating agreements and such other agreements as may subsequently be made among the general partners or managers.  RMC’s and Gymno’s allocation of profits and losses were $(3,227) for the year ended September 30, 2012.

Reimbursement of expenses

RMC is reimbursed by RMI IV, V, VI, VII, VIII, and IX for operating expenses incurred on behalf of the partnerships/LLC, including without limitation, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners/members, and out-of-pocket general and administrative expenses. The decision to request reimbursement of any qualifying charges is made by RMC in its sole discretion. Reimbursed operating expenses were approximately $1,493,000 for the year ended September 30, 2012. To the extent some operating expenses incurred on behalf of RMI IV, V, VI, VII, VIII and IX were not charged by RMC, the financial position and results of operations for RMI IV, V, VI, VII, VIII and IX may be different.

Incentive Plan

RMC has an incentive plan for its president based upon the brokerage commissions and extension fees earned by RMC. The president shall be entitled to commission payments for each fiscal year calculated as the sum of the following amounts:  1) Forty percent of the first $250,000 of brokerage commissions and extension fees earned by RMC, 2) Thirty percent of the next $2,000,000 in earned fees, and 3) Fifteen percent of all remaining fees earned. The commission shall not be less than fifty percent of the president’s annual salary. The commission shall not exceed RMC’s taxable income for federal income tax purposes for any given fiscal year. For fiscal year 2012, the commission payable is zero.

Advances to RMI IX, syndication costs

RMC advances certain organizational and offering expenses on behalf of RMI IX. RMI IX is obligated to reimburse RMC for these costs up to an amount equal to 4.5% of gross offering proceeds until RMC has been fully reimbursed.

Syndication cost transactions for the year ended September 30, 2012 are summarized in the following table.

Balance, October 1, 2011	$1,098,517
Advances made by RMC	712,584
Repayments received from RMI IX	(153,340)
Balance, September 30, 3012	$1,657,761

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Investments in affiliates

Gymno’s investment in affiliates is presented in the following table as of September 30, 2012.

			Gymno
			Investment
		Gymno	Percent of
	Net Assets	Investment	Net Assets
RMI IV	$3,143,189	$3,644	0.12%
RMI V	1,525,873	4,596	0.30%
RMI VI	4,739,559	11,819	0.25%
RMI VII	6,158,823	5,994	0.10%
RMI VIII	198,924,028	95,423	0.05%
RMI IX, LLC	12,282,272	13,951	0.11%
Total investments in affiliates	$226,773,744	$135,427

RMC acquired an investment from a limited partner in RMI VIII.  This investment is accounted for under the equity method.  At September 30, 2012 the recorded value of the investment was $28,118.

RMC as a manager of RMI IX, has an investment in RMI IX of $3,011 at September 30, 2012.

Gymno LLC

Gymno’s balance sheet is presented in the following table as of September 30, 2012.

Assets
Cash and cash equivalents	$613,497
Investments in affiliates	135,427
Total assets	$748,924

Liabilities and Stockholders’ Equity
Accrued liabilities	$3,980

Common stock, no par, authorized 1,000,000 shares; 500
shares issued and outstanding	12,500
Retained earnings	732,444
Total liabilities and stockholders’ equity	$748,924

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 4 – LOANS

Loans unpaid principal balance (principal)

Loan transactions are summarized in the following table for the year ended September 30, 2012.

	Secured	Unsecured
Principal, October 1, 2011	$—	$313,547
Originated for affiliates	3,839,771	—
Assigned to RMI IX	(3,399,771)	—
Borrower repayments	—	(3,447)
Principal, September 30, 2012	$440,000	$310,100

During October 2012, the two secured loans at September 30, 2012 with an aggregate principal balance of $440,000 were assigned to RMI IX.

At September 30, 2012, RMC had two unsecured loans. One loan is a demand note with a principal balance of $300,000 and an interest rate of 7.5%. The borrower is making monthly payments of interest only. The second loan is co-owned with four affiliated partnerships. RMC’s portion of the loan, net of a discount of $10,100, is $0. The borrower is making monthly payments to 2015.

Scheduled principal payments

Scheduled principal payment dates of the performing unsecured loans are summarized in the following table as of September 30, 2012.

Year ending September 30,
2013	$3,446
2014	3,446
2015	3,208
2016	—
2017	—
Thereafter	—
Total	10,100
Demand note	300,000
Total loans, principal	$310,100

Loans bear interest at rates ranging from zero to 10%. Interest is imputed on loans with no stated interest rate.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 5 – REAL ESTATE OWNED (REO) HELD AS INVESTMENT, NET

REO held as investment, net, had the activity and changes in the impairment reserves summarized in the following table for the year ended September 30, 2012.

			REO Held
	REO Held	Accumulated	As Investment,
	As Investment	Depreciation	Net
Balance, October 1, 2011	$3,278,607	$146,360	$3,132,247
Acquisitions	—	—	—
Improvements	1,400	—	1,400
Depreciation	—	24,200	(24,200)
Balance, September 30, 2012	$3,280,007	$170,560	$3,109,447
Number of properties	3

RMC owns three California properties. Two of the properties (owned by RMC) are single-family residences and are rented. One single-family residence is located in San Mateo County and the other is located in Riverside County. The recorded investment in these assets at acquisition was $1,778,607. The third property is undeveloped land in San Mateo County (owned by Weeks, LLC), with a recorded investment at acquisition of $1,600,000.

NOTE 6 – FIXED ASSETS

Fixed assets are summarized in the following table at September 30, 2012.

Office equipment	$258,256
Computer equipment	90,012
Software	33,817
Auto	71,297
Leasehold improvements	22,684
Total fixed assets	476,066
Accumulated depreciation and amortization	(433,186)
Fixed assets, net	$42,880

NOTE 7 – MORTGAGE NOTES PAYABLE

Mortgage notes payable activity is summarized in the following table for the year ended September 30, 2012.

Balance, beginning of year	$1,655,462
Payments	(36,680)
Balance, September 30, 2012	$1,618,782

As of September 30, 2012, RMC has mortgage notes payable on two of the REO held as investment. One note (by RMC) is owed to an individual with an unpaid principal balance of $461,634 with an interest rate which increases annually from 4.0% to 5.0%, is interest only, and matures February 2013. The other note (by Weeks, LLC) is owed to three affiliated limited partnerships with an unpaid principal balance of $1,157,149, an interest rate of 7.0%, amortized for 20 years, and matures January 2016.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 7 – MORTGAGE NOTES PAYABLE (continued)

Future minimum principal payments are summarized in the following table at September 30, 2012.

Year ending September 30,
2013	$500,965
2014	42,175
2015	45,224
2016	1,030,418
2017	—
Thereafter	—
Total mortgage notes payable	$1,618,782

NOTE 8 – PROFIT-SHARING PLAN

RMC has a defined contribution profit-sharing plan available to all employees upon meeting eligibility requirements.  RMC may make discretionary contributions to the plan on an annual basis.

NOTE 9 – INCOME TAXES

The Company’s estimated net operating loss (“NOL”) carry forwards available are approximately $3,442,000 for federal taxes and $2,337,000 for California taxes at September 30, 2012.  The NOLs can be carried forward twenty years for federal taxes and twenty years for California taxes and expire at various times through the year 2032.

Significant components of the Company’s net deferred tax liability are summarized in the following table at September 30, 2012.

Brokerage-related rights, loan originations, net	$3,676,047
Net operating loss carry forwards	(1,376,855)
State deferred taxes	(174,292)
Other	(191,900)
Net deferred tax liability	$1,933,000

NOTE 10 – COMMITMENTS AND GUARANTEES

RMC guaranteed two loans issued by four affiliated limited partnerships with balances totaling approximately $222,000 at September 30, 2012. RMC has guaranteed to cover losses, if any, incurred by the partnerships related to these loans to the extent such losses exceed the then existing reserves, as defined in the agreement, and related collateral value. The two loans are substantially reserved for in the partnership loan loss reserves.

RMC has contracted with an independent service bureau for computer processing services for the partnership and RMI IX accounting functions related to the individual investors at approximately $8,750 per month. The contract has expired and the parties are operating under the automatic one-year extension with a stated 5% increase in fees, while negotiating a new long-term contract. RMC receives reimbursement of a major portion of its computer processing expenses from the five affiliated limited partnerships and RMI IX.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2012

NOTE 10 – COMMITMENTS AND GUARANTEES (continued)

RMC rents its office space under a non-cancelable operating lease agreement through December 31, 2013. The lease requires monthly payments of $25,644 with stated annual increases. RMC has two, five year options to renew this lease.

Noncancelable future minimum lease payments under this lease are as follows as of September 30, 2012.

2013	$396,542
2014	100,148
Thereafter	—
Total	$496,690

NOTE 11 – SUBSEQUENT EVENTS

RMC has evaluated events through December 13, 2012, the date the balance sheet was available for issuance.

RMC acts as the broker in originating mortgage loans for RMI VIII and RMI IX, as well as for the other affiliated partnerships (RMI IV – VII). The corresponding brokerage commissions paid by borrowers from mortgage loans made by these funds are the primary source of cash used to repay the formation loans. RMI VIII was prohibited by its lending banks from originating new loans under the terms of an Amended and Restated Loan Agreement dated October 2010, and a preceding forbearance agreement that was in effect in the fourth quarter of 2009, until the bank loan was repaid in full, September 2012. The amended loan and forbearance agreements were the result of a technical (i.e. non-payment) covenant default under the original loan. As a result, RMC was deprived of the opportunity to receive brokerage commissions on loans by RMI VIII for the period from the fourth quarter of 2009 continuing through September 30, 2012, a period of almost three years. During that period, despite receiving no loan brokerage commissions, RMC continued to make the annual formation loan payments of approximately $1.8 million per year (or $5.4 million for the three years) from its own cash reserves that existed as of the date of the forbearance agreement. RMC believes it would have had a reasonable argument that the annual formation loan payments should be suspended until such time as lending by RMI VIII was permitted to resume and brokerage commissions could be earned, but RMC elected not to make such a proposal and, instead, continued to make annual formation loan payments due to concerns that the lending banks would view nonpayment of the formation loan as another technical loan default that might have led to a “distressed sale” liquidation of RMI VIII’s assets, resulting in substantial loss of limited partners’ capital.

As the bank loan was fully repaid as of September 2012, RMC will be proposing, in December 2012, a temporary suspension of annual formation loan payments, beginning with the payment due December 31, 2012, for the three-year period then beginning, which is a period commensurate with the period during which lending by RMI VIII was prohibited and RMC was deprived of loan brokerage commissions.

RMC will continue to make payments due on its RMI IX formation loan as no disruption of lending has occurred in this fund.